Exhibit 5.9

December 22, 2015

Omega Healthcare Investors, Inc.

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Mississippi counsel to Dixie White House Nursing Home, LLC, a Mississippi limited liability company (“Dixie White House”); Ocean Springs Nursing Home, LLC, a Mississippi limited liability company (“Ocean Springs”); Skyler Florida, LLC, a Mississippi limited liability company (“Skyler Florida”); and Skyler Boyington, LLC, a Mississippi limited liability company (“Skyler Boyington” and, together with Dixie White House, Ocean Springs, and Skyler Florida, the “Mississippi Guarantors”), for the purpose of providing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by: (i) Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), and (ii) each of the subsidiaries of the Company listed in the Registration Statement under the heading “Table of Additional Registrants,” including without limitation, the Mississippi Guarantors (each, a “Registrant Guarantor,” and collectively, the “Registrant Guarantors”). The Registration Statement is being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We call your attention to the fact that we do not represent the Mississippi Guarantors on a regular basis and that we have represented the Mississippi Guarantors only in a limited capacity in connection with certain specific matters as to which we were consulted by the Mississippi Guarantors and we have not been engaged for any other purposes, and there may exist matters of a legal nature which could have a bearing on the Registration Statement and the transactions related thereto with respect to which we have not been consulted.

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of : (i) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under one or more indentures or supplemental indentures substantially in the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”) between the Company and one or more indenture trustees (the “Indenture Trustee”); and (ii) guarantees by one or more of the Company or the Registrant Guarantors of the Debt Securities (the “Guarantees,” and together with the Debt Securities, the “Securities”).

An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company pursuant to Rule 415 promulgated under the Act. The Indenture together with the Registration Statement (including all exhibits thereto), the Prospectus, the Prospectus Supplements, the Debt Securities and the Guarantees are collectively referred to as the “Transaction Documents.”

In connection with this opinion, we have reviewed the following documents:

1.	the Registration Statement (excluding the exhibits thereto);

2.	the form of Indenture, including the form of the Debt Security and Guarantee provided for therein;

3.	Certificate (the “Certificate”) dated as of the date hereof of the Secretaries of each of the Mississippi Guarantors and certain other entities named therein certifying:

Post Office Box 6010 Ridgeland, Mississippi 39158	T 601.985.5711 F 601.985.4500 www.butlersnow.com	1020 Highland Colony Parkway Suite 1400 Ridgeland, Mississippi 39157

Butler Snow LLP

Omega Healthcare Investors, Inc.

December 22, 2015

(a)	Certificate of Formation of Dixie White House as being in effect on the date of such Certificate;

(b)	Operating Agreement of Dixie White House as being in effect on the date of such Certificate;

(c)	Certificate of Formation of Ocean Springs as being in effect on the date of such Certificate;

(d)	Operating Agreement of Ocean Springs as being in effect on the date of such Certificate;

(e)	Certificate of Formation of Skyler Florida as being in effect on the date of such Certificate;

(f)	Operating Agreement of Skyler Florida as being in effect on the date of such Certificate;

(g)	Certificate of Formation of Skyler Boyington as being in effect on the date of such Certificate;

(h)	Operating Agreement of Skyler Boyington as being in effect on the date of such Certificate;

(i)	Resolutions adopted by each Mississippi Guarantor and certain other entities named therein relating to the Registration Statement and the transactions contemplated thereby, as being in effect on the date of such Certificate; and

(j)	The incumbency and specimen signatures of certain officers of each Mississippi Guarantor and such other entities named therein; and

4.	Separate Certificates of Good Standing, each dated as of December 9, 2015, issued by the Secretary of State of the State of Mississippi addressing the good standing of the Mississippi Guarantors (together, the “Certificates of Good Standing”).

In connection herewith, we have examined and relied without investigation, as to matters of fact, upon the Registration Statement (not including the exhibits thereto) and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and the Mississippi Guarantors and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate (or analogous) records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company and the Mississippi Guarantors. In rendering our opinion herein, we have relied upon the Certificates of Good Standing for the conclusions that each Mississippi Guarantor was duly formed, is validly existing, and is in good standing under the laws of Mississippi.

We also have assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities and (ii) at the time of execution, issuance and delivery of the Guarantees, the applicable Indenture will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

Omega Healthcare Investors, Inc.

December 22, 2015

We have assumed further that (i) at the time of execution, authentication, issuance and delivery of any of the Debt Securities, the applicable Indenture will be in full force and effect and will not have been terminated or rescinded by the Company or the Indenture Trustee and at the time of issuance and sale of any of the Debt Securities, the terms of such Debt Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) at the time of execution, issuance and delivery of any Guarantee offered by any Registrant Guarantor, the Guarantee will have been duly authorized, executed and delivered by such Registrant Guarantor and will be in full force and effect and will not have been terminated or rescinded by such Registrant Guarantor and at the time of issuance and sale of any Guarantee by any Registrant Guarantor, the terms of the Guarantee, and its issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Registrant Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Registrant Guarantor.

We have also assumed that, upon the effectiveness of the Guarantees, the obligations guaranteed by such Guarantees pursuant to the Debt Securities will be the valid, binding, and enforceable obligation of the obligor thereof and such Debt Securities will have been executed, authenticated, issued, and delivered.

Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that, with respect to the Guarantees, assuming the (a) taking of all necessary entity action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by each Mississippi Guarantor, and otherwise in accordance with the provisions of the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantees, such Guarantees will constitute valid and binding obligations of the Mississippi Guarantors, enforceable against the Mississippi Guarantors in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions set forth herein reflect only the application of Mississippi law (excluding the securities and blue sky laws of Mississippi, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of the laws of any jurisdiction other than Mississippi. Notwithstanding any governing law provisions contained in the Guarantees choosing the laws of a jurisdiction other than Mississippi, we have for purposes of this opinion letter assumed that the courts will apply the internal laws of the State of Mississippi without regard to conflicts of law principles to the interpretation, construction and enforcement of the Guarantees.

(b) Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

Omega Healthcare Investors, Inc.

December 22, 2015

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the transaction; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Transaction Document which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e) We express no opinion as to any of the following to the extent relevant to the Guarantees of the Mississippi Guarantors: (a) any provision in the Transaction Documents that excludes, waives or limits the liability of any party (i) for its own gross fault, intentional fault or for causing physical injury to the other party, (ii) for the released or indemnified’s party’s negligence, where the release or indemnity does not expressly include liability arising out of such negligence, or (iii) that requires indemnification for the indemnified party’s failure to comply with limitations or requirements of applicable law; (b) any provision in the Transaction Documents prohibiting the non-written modification of such documents; (c) as to whether or not any party to the Transaction Documents is in compliance with any covenants, representations or warranties contained in the Transaction Documents; (d) any provision in the Transaction Documents waiving unknown rights or defenses; (e) any provision requiring the payment of attorneys’ fees and expenses, in an amount in excess of reasonable attorneys’ fees and expenses actually incurred; (f) any provision purporting to shorten any statute of limitations, or waiving in advance any defense with respect to any statute of limitations; (g) any provision of the Transaction Documents granting any party the unilateral right or discretion to determine standards or requirements for performance not expressly enumerated in the Transaction Documents; (h) any provision providing for equitable remedies such as specific performance or injunctive relief; (i) any provision of the Transaction Documents which: (1) establish, waive, or define rights relating to exculpation, waiver, or ratification of future acts or conversion; (2) conflict with the provisions of Miss. Code § 75-17-27, which prohibit the assessment of a late payment charge in excess of $5.00 or four percent (4%) of the amount of any delinquency, whichever is greater, and which prohibits any such late payment charge unless such delinquency is more than fifteen (15) days past due; or (3) waive or release the right of a debtor, following acceleration of the obligations upon default, to reinstate an installment schedule by tender of past due amounts and certain expenses; and (j) the application of or compliance with: (1) statutes, administrative decisions, rules or regulations of any county, municipality, or special political subdivision or other local authority; (2) ERISA laws, rules and regulations; or (3) federal or state taxation, banking, anti-trust, securities or “blue sky” laws, rules or regulations.

(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and, upon your request, will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

Omega Healthcare Investors, Inc.

December 22, 2015

This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. In every instance in this opinion where we have relied on a document prepared, conclusion drawn, or certification made, by another person or entity, we have made no investigation of that other person or entity for purposes of corroborating the accuracy of any information or representations provided to us by that other person or entity; however, we have no knowledge of any facts which would lead us to believe such matters to be untrue or inaccurate.

This opinion letter is made as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, without limitation, any changes in Mississippi law. Insofar as the opinions herein relate to any actions to be taken after the date of this letter, the opinions are limited to the facts as they exist and the date hereof.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Butler Snow LLP